Exhibit 99.1

Investor Relations Contact:

Karen Fisher

DivX, Inc.

858-882-6415

kfisher@divxcorp.com

Media Contact:

Tom Huntington

DivX, Inc.

858-882-0672

thuntington@divxcorp.com

DivX, Inc. Reports Second Quarter 2008 Financial Results

Second Quarter Revenue Increased 17% Year-Over-Year

DivX Continues to Expand Footprint into Emerging Product Categories

SAN DIEGO, CA – August 7, 2008—DivX, Inc. (NASDAQ:DIVX), a digital media company, today announced results for the second quarter ended June 30, 2008.

The Company reported revenue for the second quarter of $21.3 million, an increase of 16.6% compared to revenue of $18.3 million reported in the second quarter of last year.

GAAP net income in the second quarter of 2008 was approximately $1.7 million, or $0.05 per diluted share. DivX generated non-GAAP net income of $3.5 million, or $0.11 per diluted share. Non-GAAP net income excludes the following expenses: (1) non-cash share-based compensation of approximately $2.4 million ($1.5 million, or $0.04 per diluted share, net of related taxes); (2) the scheduled amortization of purchased intangible assets related to MainConcept of approximately $500,000 ($300,000, or $0.01 per diluted share, net of related taxes); and (3) asset impairment charges of $250,000 ($150,000, or $0.01 per diluted share, net of related taxes).

“We delivered strong financial and business results in the second quarter of 2008 and made progress toward achieving our mission of powering a seamless, high-quality digital media experience on any device,” said Kevin Hell, Chief Executive Officer of DivX, Inc. “We are especially pleased with both the partner and product traction we are experiencing in emerging device categories, such as mobile, gaming, and digital televisions that we believe will drive our growth into the future.”

The following table represents the Company’s second quarter guidance provided on May 5, 2008 as compared with second quarter actual results:

	Q2 Actual	Q2 '08 Guidance (Provided on May 5, 2008)
Revenue (in millions)	$21.3	$20.5 - $21.5
GAAP earnings per share, diluted	$0.05	$0.03 - $0.05

Adjustments:
Non-cash share-based compensation expense, net of income taxes	$0.04	$0.04
Impairment of intangible asset, net of income taxes	$0.01	$0.01
Amortization of purchased intangibles, net of income taxes	$0.01	$0.01

Non-GAAP earnings per share, diluted	$0.11	$0.09 - $0.11

The Company reported revenue for the six months ended June 30, 2008 of $46.3 million, an increase of 20.4% compared to revenue of $38.5 million reported in the same period of 2007. GAAP net income for the six months ended June 30, 2008 was approximately $4.2 million, or $0.12 per diluted share. DivX generated non-GAAP net income of $9.7 million, or $0.28 per diluted share. Non-GAAP net income for the six month period excludes the following expenses: (1) non-cash share-based compensation of approximately $4.4 million ($2.6 million, or $0.08 per diluted share, net of related taxes); (2) Stage6 operating costs of $3.3 million ($2.0 million, or $0.06 per diluted share, net of related taxes), (3) the scheduled amortization of purchased intangible assets related to MainConcept of approximately $1.1 million ($600,000, or $0.02 per diluted share, net of related taxes), (4) asset impairment charges of approximately $1.3 million ($750,000, or $0.02 per diluted share, net of related taxes); and (5) a foreign exchange gain on an intercompany loan of approximately $500,000 ($300,000, or $0.01 per diluted share, net of related taxes).

“DivX continues to deliver solid financial results, even in the face of a challenging consumer spending environment,” said Dan Halvorson, Executive Vice President and Chief Financial Officer. “Our business model is structured to maintain high gross margins and strong cash flow from operations which has enabled us to post positive earnings.”

Commenting further on the Company’s cash position, Halvorson stated, “We completed the Board-approved $20 million share repurchase program during the quarter with approximately 1.4 million shares repurchased this quarter for a total of 2.8 million shares repurchased since March 2008. Taking into consideration this use of cash, our balance sheet is solid with approximately $118 million in cash and investments or $3.66 per share. In addition, we generated approximately $5.6 million in cash from operations during the second quarter. Including working capital changes, cash used in operating activities was approximately $2.7 million, primarily due to a $6.0 million decrease in accrued expenses and payable balances, and an increase of approximately $1.6 million for our deferred tax asset.”

2008 Fiscal Outlook

The following table summarizes the Company’s financial guidance for the full fiscal year 2008:

	FY '08 Guidance
Revenue (in millions)	$95-$100
GAAP earnings per share, diluted	$0.24 - $0.30

Adjustments:
Non-cash share-based compensation expense, net of income taxes	$0.16
Stage6 related expenses, net of income taxes	$0.06
Impairment of intangible asset, net of income taxes	$0.03
Amortization of purchased intangibles, net of income taxes	$0.04
FX (gain) / loss on intercompany loan, net of income taxes	($0.01	)*

Non-GAAP earnings per share, diluted	$0.52 - $0.58

* No further impact is assumed for Euro FX fluctuation at this time.

These estimates are based on the Company’s current business outlook as of the date of this press release and are based on:

1.	A projected effective tax rate of approximately 41% (up from the 40% previously projected) for the full 2008 fiscal year which is dependent on the effective tax rates in various domestic and foreign jurisdictions;

2.	Anticipated non-cash share-based compensation expense of approximately $9.5 million ($5.5 million, or $0.16 per diluted share, net of related taxes) for the full 2008 fiscal year;

3.	Stage6 related expenses of approximately $3.3 million ($2.0 million, or $0.06 per diluted share, net of related taxes) for the full 2008 fiscal year which were incurred during the first quarter;

4.	Impairment of intangible asset attributable to the write-off of milestones related to the acquisition of Veatros of approximately $1.3 million ($800,000 or $0.03 per diluted share, net of related taxes) for the full 2008 fiscal year;

5.	The scheduled amortization of a purchased intangible asset related to the acquisition of MainConcept of approximately $2.2 million ($1.3 million, or $0.04 per diluted share, net of related taxes) for the full 2008 fiscal year;

6.	Foreign currency exchange impact on the Euro-based intercompany loan between MainConcept and DivX of approximately $500,000 ($300,000, or $0.01 gain per diluted share, net of income taxes) for the full 2008 fiscal year which was recognized during the first quarter;

7.	Expected revenue for technology licensing of approximately 75% to 85% of total revenue for the balance of the 2008 fiscal year; expected revenue for media and distribution services of approximately 15% to 25% of total revenue for the balance of the 2008 fiscal year.

“We believe the fundamental growth drivers of our business remain strong, and notwithstanding the projected lower interest income on our investments and a higher effective tax rate, we are reiterating our full 2008 fiscal year revenue and earnings per share estimates,” added Halvorson.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its second quarter 2008 results on August 7, 2008 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial 877-397-0235 or outside the U.S. 719-325-4894 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time August 7, 2008 and Midnight, Eastern Time August 13, 2008 by calling 888-203-1112 or 719-457-0820, with passcode 9429748.

About DivX, Inc.

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s position in the digital media space and progress in emerging device categories, and anticipated financial results for the full year 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the risk that the Company’s financial performance for the full year 2008 fiscal year may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s most recent report filed with the Securities and Exchange Commission on May 12, 2008. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and diluted earnings per share, which excludes non-cash share-based compensation expense, costs related to Stage6, asset impairment charges, amortization of purchased intangible assets and foreign currency impact on a Euro-based intercompany loan. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of Stage6 expenses, asset impairment charges, amortization of purchased intangible assets and foreign currency impact on the Euro-based intercompany loan provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income and non-GAAP earnings per share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

# # # #

DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,785	$14,532
Short-term investments	71,562	126,503
Accounts receivable, net	16,148	10,397
Deferred tax assets, current	4,254	2,699
Prepaid expenses and other current assets	3,227	5,318

Total current assets	123,976	159,449

Property and equipment, net	5,108	5,402
Long-term investments	17,645	—
Deferred tax assets, long-term	7,499	5,354
Purchased intangible assets, net	14,309	14,261
Goodwill	11,358	11,000
Other assets	5,908	5,422

Total assets	$185,803	$200,888

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,158	$2,808
Accrued expenses	7,332	11,061
Deferred revenue	8,679	7,170

Total current liabilities	17,169	21,039
Long-term liabilities	3,691	4,409

Total liabilities	20,860	25,448

Stockholders' equity	164,943	175,440

Total liabilities and stockholders' equity	$185,803	$200,888

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenues:
Technology licensing	$16,410	$14,229	$35,488	$30,931
Media and other distribution and services	4,909	4,050	10,853	7,566

Total net revenues	21,319	18,279	46,341	38,497

Cost of revenue:
Cost of technology licensing	956	820	1,992	1,668
Cost of media and other distribution and services (1)	186	157	358	418

Total cost of revenues	1,142	977	2,350	2,086
Gross margin	20,177	17,302	43,991	36,411

Operating expenses:
Selling, general and administrative (1) (2)	12,573	13,007	28,550	23,803
Product development (1) (2)	5,366	4,636	10,791	8,792
Impairment of acquired intangibles	250	—	1,250	—

Total operating expenses	18,189	17,643	40,591	32,595

Income (loss) from operations	1,988	(341)	3,400	3,816

Interest income (expense), net	1,110	2,024	2,767	3,927
Other income (expense)	(15)	—	502	—

Income before income taxes	3,083	1,683	6,669	7,743
Income tax provision	1,406	680	2,511	3,080

Net income	$1,677	$1,003	$4,158	$4,663

Basic earnings per share	$0.05	$0.03	$0.12	$0.14

Diluted earnings per share	$0.05	$0.03	$0.12	$0.13

Shares used to compute basic earnings per share	32,399	33,754	33,548	33,454

Shares used to compute diluted earnings per share	32,907	35,401	34,132	35,409

(1) Includes share-based compensation expense as follows:
Cost of revenue	$—	$1	$—	$2
Selling, general and administrative	1,852	1,562	3,370	2,075
Product development	574	527	1,063	957

	$2,426	$2,090	$4,433	$3,034

(2) Includes Stage6 related expenses as follows:
Selling, general and administrative	$—	$2,209	$3,103	$3,151
Product development	—	148	230	244

	$—	$2,357	$3,333	$3,395

DivX, Inc.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Income:
GAAP net income	$1,677	$1,003	$4,158	$4,663
Share-based compensation expense	2,426	2,090	4,433	3,034
Stage6 related expenses	—	2,357	3,333	3,395
Impairment of intangible asset	250	—	1,250	—
Amortization of purchased intangibles	531	—	1,058	—
Fx (gain) / loss on intercompany loan	7	—	(458)
Income tax effects of pre-tax adjustments	(1,431)	(1,802)	(4,082)	(2,605)

Non-GAAP net income	$3,460	$3,648	$9,692	$8,487

Diluted earnings per share:
GAAP diluted earnings per share	$0.05	$0.03	$0.12	$0.13
Share-based compensation expense	0.07	0.05	0.13	0.08
Stage6 related expenses	—	0.07	0.09	0.10
Impairment of intangible asset	0.01	—	0.04	—
Amortization of purchased intangibles	0.02	—	0.03	—
Fx (gain) / loss on intercompany loan	0.00	—	(0.01)	—
Income tax effects of pre-tax adjustments	(0.04)	(0.05)	(0.12)	(0.07)

Non-GAAP diluted earnings per share	$0.11	$0.10	$0.28	$0.24

Non-GAAP shares used to compute diluted earnings per share	32,907	35,401	34,132	35,409

The following table sets forth the computation of Non- GAAP basic and diluted earnings per share:
Numerator:
Net income	$3,460	$3,648	$9,692	$8,487
Denominator:
Weighted-average common shares outstanding (basic)	32,399	33,754	33,548	33,454

Weighted-average common shares outstanding (diluted)	32,907	35,401	34,132	35,409

Basic earnings per share	$0.11	$0.11	$0.29	$0.25

Diluted earnings per share	$0.11	$0.10	$0.28	$0.24

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net cash provided by (used in) operating activities	$(2,678)	$354	$1,392	$7,593
Net cash provided by (used in) investing activities	17,936	(20,495)	32,188	(67,678)
Net cash (used in) provided by financing activities	(9,564)	172	(19,382)	1,097
Effect of exchange rate changes on cash	9	—	55	—

Net increase (decrease) in cash and cash equivalents	5,703	(19,969)	14,253	(58,988)
Cash and cash equivalents at beginning of period	23,082	47,291	14,532	86,310

Cash and cash equivalents at end of period	$28,785	$27,322	$28,785	$27,322